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                                                                    EXHIBIT 99.1

THE INTERCEPT GROUP SIGNS AGREEMENT TO ACQUIRE ASSETS OF NOVA FINANCIAL CORPORATION

NORCROSS, Ga., Aug. 5 /PRNewswire/ -- The InterCept Group, Inc. (Amex: ICG -
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news) announced the signing of an agreement to acquire certain assets and
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liabilities of Nova Financial Corporation, an Atlanta, Georgia based provider of core data processing, check imaging, and item capture services to customers throughout Georgia. Nova currently serves 16 customers and has 30 full time employees.

"This acquisition gives us the opportunity to serve additional community financial institutions in the state of Georgia. It allows us to increase our customer base and should provide us opportunities to cross sell our existing products and services," stated John Collins, Chairman and CEO.

The InterCept Group is a financial technology and services company that provides community financial institutions a single source for a variety of services including EFT/ATM processing, debit card programs, core banking software & processing, data communications management, equipment sales & service, and merchant portfolio management. It also offers InterCept Switch, "The Surcharge-Free Network" to member financial institutions wishing to provide surcharge free ATM services to their customers. Each of these products and services helps keep community financial institutions competitive in today's marketplace.

This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company, its management, and other parties with respect to, among other things: (i) the anticipated impact of certain events and circumstances; (ii) trends affecting the Company's financial condition or results of operations; and
(iii) the Company's growth strategy and operating strategy. The words "may," "will," "believe," "intend," "plans," "allows" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein and those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Registration Statement on Form S-1 (Registration Number 333-47197), as declared effective by the Securities and Exchange Commission on June 9, 1998.